Exhibit 10.1.4.2

AMENDMENT #1

TO THE

SEVERANCE PROGRAM FOR OFFICERS

OF

CONSOLIDATED EDISON, INC. AND ITS SUBSIDIARIES

Effective as of September 1, 2005

Amended and Restated as of January 1, 2008

Amendment #1 Effective as of December 19, 2012

Pursuant to the authority granted to the Plan Administrator under the terms of the Severance Program for Officers of Consolidated Edison, Inc. and its Subsidiaries (“Severance Program”) and based upon guidance issued by the Internal Revenue Service with respect to Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and the rulings and regulations promulgated thereunder (“Section 409A”), the undersigned hereby approves, effective as of the date hereof, the amendment to the Severance Program as set forth below.

1. The following sentence is added to the end of Section III.A.1 h of the Program to read as follows:

“Subject to Section III.B below, any payments, including any provision or continued benefits, made under this Program (whether such payments or benefits are paid or provided, in whole or in part, pursuant to this Program or in conjunction with any other agreement, arrangement, program or policy) which the Company determines to be a “deferral of compensation” subject to Section 409A shall be delayed and shall not be paid, or commence to be paid, until the sixtieth (60th) day following a Participant’s Separation from Service at which time any payments so delayed shall be paid in a single sum payment.”

Except as hereby amended, all of the terms and conditions set forth in the Program shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned has executed this instrument this 19 day of December, 2012.

/s/ Mary Adamo
Mary Adamo, Plan Administrator SEVERANCE PROGRAM FOR OFFICERS OF CONSOLIDATED EDISON, INC. AND ITS SUBSIDIARIES